UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 3, 2009

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1000 Park Drive
Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 746-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
            (d)   On December 3, 2009, William H. Hernandez was elected to serve on the board of directors (the “Board”) of Black Box Corporation (the “Company”) effective immediately. Mr. Hernandez is independent as defined in the applicable listing standards of The Nasdaq Stock Market LLC. He will also serve as a member of the Audit Committee of the Board and the Governance Committee of the Board.
            Mr. Hernandez was the Senior Vice President, Finance and Chief Financial Officer of PPG Industries, Inc. (“PPG”) from 1995 until October 15, 2009. Prior to assuming those duties in 1995, Mr. Hernandez served as PPG’s Controller from 1990 to 1994 and as Vice President and Controller from 1994. From 1974 until 1990, Mr. Hernandez held a number of positions at Borg-Warner Corporation. He is a graduate of the University of Pennsylvania’s Wharton School of Business and holds an M.B.A. from Harvard University. Mr. Hernandez is also a Certified Management Accountant.
            Mr. Hernandez will receive compensation payable to non-employee directors and Board committee members of the Company as summarized in Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation
Date: December 7, 2009	By:	/s/ Michael McAndrew
Michael McAndrew Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Accounting Officer)

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